Exhibit 10.19
ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the "Agreement") is made effective as of the 6th of February, 2013, by and among China Direct Investments, Inc. (the "Assignor"); Magna Group, LLC (the "Assignee") and China Logistics Group, Inc. (the "Company").

WHEREAS, Assignee wish to as assume, all of the Assignors' right, title, and interest in and to that Secured Promissory Note, dated as of June 3, 2009 made by the Company in the original principal amount of $15,000 in favor of Assignor, that Secured Promissory Note, dated as of July 17,2009 made by the Company in the original principal amount of $10,000 in favor of Assignor, that Secured Promissory Note, dated as of December 18, 2009 made by the Company in the original principal amount of $20,000 in favor of Assignor, , (the "Notes"); and

WHEREAS, the Assignor desires to assign to the Assignee all of the Assignors' right, title, and interest in and to the Note, based on the terms and conditions set out herein.

WHEREAS, after the funding of this Agreement the Assignee and the Company will enter into a restated convertible promissory note attached as Exhibit A to this Agreement, which the Assignor will not be a party to and will have no involvement in.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each ofthe parties hereto, the parties hereto agree as follows:

1.
       Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, all of the Assignor’s right, title and interest in and to the Note. Within two (2) business days of receipt of the consideration (as set forth below), Assignor shall mail to the Company, at the address provided to it by the Company the original Note. Upon receipt of the original Note, the Company shall issue new notes to the Assignee

2.
       Consideration. In consideration for the assignment of the Note, Assignee shall pay to the Assignor promptly upon receipt of the first certificate of the Company, from the first notice of conversion to the Company and as further defined in Sections 14 and 15 hereunder, in lawful money of the United States of America, to the account provided by the Assignor in a Memorandum to Magna Group, LLC. $1,000 will be withheld from the Assignor and will be designated for legal fees associated with this transaction. All monies to be paid pursuant to this Agreement shall be he Id in escrow pursuant to the terms of that certain escrow agreement dated as of even date herein.

3.	Representations of Assignor. Assignor hereby represents and covenants to Assignee that:
a. Assignor has all requisite authority to execute and deliver this Agreement         and any other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b. The outstanding principal amount and accrued interest ofthese Notes, as of February 6, 2013 is $50,952.50.
c.           Assignor's interest in and to the Note are free and clear of all liens, encumbrances, obligations or defects which are of record prior to the date of this Agreement.
d.           Assignor is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.
e.           Neither Assignor nor any of its officers and directors are now, or have been in the last 90-days, officers or directors of the Company, or beneficial holders of 10% or more of its stock

4.	Representations of Assignee. The Assignee hereby represents and covenant, individually, to the Company that:

a.           Assignee has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;
b.           Assignee understand that the shares to be issued upon conversion of the Note have not been, and may not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignee's representations as expressed herein or otherwise made pursuant hereto;
c.           Assignee has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that it can protect its own interests. Assignee has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Company. Assignee is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act;
d.           Assignee has had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers from the Company regarding the Company, and its business. Assignee has reviewed the Company’s periodic reports on file with Securities and Exchange Act filings;
e.           Assignee understands that there is a limited trading market for the shares issued upon conversion of the Note and that an active market may not develop for the shares.
f.           Assignee represents and warrants that it has read the terms of the Note and agrees to such terms.
5.           Entire Agreement. This Agreement, including that certain escrow agreement dated as of even date herein, constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.
6.           All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignor further agrees that it will, at any time and from time to time after the date hereof, upon the Assignee's request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.
7.           Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of New York, without giving effect to the conflict of law provisions thereof.
8. Notices. Notices to Assignee under the Note, shall be to the address set forth above.
9.           Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.
10.           Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.
11.           No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.
12.           Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.           Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.
14.           Conditions. The Assignor acknowledges the Assignee's participation, in respect to this Agreement, is on a conditions permitting basis. In the event that the transaction's risk profile, market pricing or implied volatility substantially changes, due diligence concerns, or any other conditions material to the successful closing of the transaction change, the Assignee reserves the right to terminate the Agreement at any time before delivering the cash consideration, as described hereof, to the Assignor.
15.           Deposit and Clearance. If the Assignee is unable to deposit and clear the shares of the Company for any reason, the Assignee may return any shares for cancellation to the transfer agent and (a) cancel the transaction and not make payments to the Assignor or (b) demand the return of any payments advanced by the Assignee to the Assignor.

(Rest of Page Intentionally Left Blank)

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignor:

China Direct Investments, Inc.

Name:
Title:

Assignee:

Magna Group LLC

/s/ Joshua Sason, CEO

Company:

China Logistics Group, Inc.

/s/ Wei Chen, CE